Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
FIRST QUARTER 2016 RESULTS

LAKE ZURICH, ILLINOIS, April 27, 2016 - ACCO Brands Corporation (NYSE: ACCO), one of the world's largest designers, marketers and manufacturers of branded business, academic and consumer products, today reported its first quarter results for the period ended March 31, 2016.

"I am very pleased with our overall performance in the first quarter, and especially our constant currency sales growth," said Boris Elisman, President and Chief Executive Officer, ACCO Brands. "With the expected completion of the Pelikan Artline acquisition and strong initial back-to-school placements, I'm optimistic that profitable sales growth will continue despite the challenging macro and industry environments."

First Quarter Results

Net sales decreased 4% to $278.1 million from $290.0 million in the prior-year quarter. Sales increased 1% on a constant currency basis, primarily due to price increases. Operating income increased to $6.5 million from $2.6 million in the prior-year quarter and adjusted operating income increased to $7.1 million from $2.1 million in the prior year. Net income was $4.8 million, or $0.04 per share, and included a tax benefit of $7.4 million. This compared to a net loss of $5.8 million, or $(0.05) per share, in the prior-year quarter. Adjusted net loss improved to $0.9 million, or $(0.01) per share, from a net loss of $4.0 million, or $(0.04) per share, in the prior-year quarter. The improvement was primarily driven by constant currency sales growth and improved gross margin. Foreign currency translation negatively impacted the current quarter operating income and net income by $0.6 million.

Business Segment Highlights

ACCO Brands North America - Sales decreased 1% to $165.7 million from $166.7 million in the prior-year quarter. Sales increased 1% on a constant currency basis driven by growth with e-tail and mass merchant customers. Operating income increased to $10.3 million from $5.6 million in the prior-year quarter. Adjusted operating income increased to $10.3 million from $5.1 million in the prior-year quarter primarily due to cost savings and productivity improvements.

ACCO Brands International - Sales decreased 10% to $85.3 million from $94.6 million in the prior-year quarter. Sales increased 2% on a constant currency basis primarily due to price increases. Operating income increased to $3.8 million from $3.3 million in the prior-year quarter despite negative foreign currency impact of $0.4 million.

Computer Products - Sales decreased 6% to $27.1 million from $28.7 million in the prior-year quarter. On a constant currency basis, sales declined 4% due to lower sales of tablet accessory products. Operating income decreased to $1.7 million from $2.0 million in the prior-year quarter.

Business Outlook

The company is increasing its 2016 sales and earnings outlook. The company now expects 2016 sales to increase low single digits and adjusted earnings per share of $0.78-$0.82. This is inclusive of 5% sales contribution and $0.04 earnings per share contribution related to the near-term closing of the acquisition of the remaining interest in joint-venture partner Pelikan Artline Pty Limited, and $0.02 negative impact from foreign currency translation. The company continues to expect full-year free cash flow of approximately $135 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"), in this earnings release, we provide investors with certain non-GAAP financial measures, including "adjusted" financial measures, earnings before interest, taxes and depreciation ("EBITDA"), free cash flow and net sales at constant currency. See our Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited), Reconciliation of Net Income to Adjusted EBITDA (Unaudited), Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited), Supplemental Business Segment Information and Reconciliation (Unaudited) and our Supplemental Net Sales Change Analysis (Unaudited), for a description of each of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure for each of the periods presented herein. We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. Adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods and senior management’s incentive compensation is derived, in part, using certain of these non-GAAP financial measures.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, goodwill or other asset impairment charges, foreign currency fluctuation, and other one-time or non-recurring items. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded business, academic and consumer products. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements, which may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them. In particular, our business outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, the assumption that the Company’s acquisition of the 50% interest in its joint-venture partner, Pelikan Artline Pty Limited ("Pelikan"), which it does not already own will close in the near term as well as assumptions regarding changes in the macro environment, fluctuations in foreign currency rates, changes in the competitive landscape and consumer behavior and the effect of consolidation in the office products industry, as well as other factors described below.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of large and sophisticated customers; the consolidation of our customers, including the merger of Office Depot and OfficeMax in late 2013 and the proposed acquisition of Office Depot by Staples; risks associated with foreign currency fluctuations; our ability to realize the synergies, growth opportunities and other potential benefits of acquiring the remaining 50% of Pelikan and successfully combine it with our existing Australian business; the risk that a material condition to the closing of the Pelikan acquisition may not be satisfied; the length of time necessary to consummate the Pelikan acquisition; our ability to effectuate and timely complete the redemption of the minority interest in a subsidiary of Pelikan; shifts in the channels of distribution of our products; challenges related to the highly competitive business segments in which we operate, including, low barriers to entry, customers who have the ability to source their own private label products, limited retail space, competitors’ strong brands, competition from imports from a range of countries, including countries with lower production costs, competitors’ ability to source lower cost products in local currencies and competition from a wide range of products and services, including electronic, digital and web-based products that can render obsolete or less desirable some of our products; our ability to develop and market innovative products that meet end-user demands; commercial and consumer spending decisions during periods of economic uncertainty or weakness; a failure of our information technology systems or supporting infrastructure or an information security breach; our ability to successfully expand our business in emerging markets which generally involve more financial, operational, legal and compliance risks and create exposure to unstable political conditions, civil unrest and economic volatility; our ability to grow profitably through acquisitions; our ability to meet the competitive challenges faced by our Computer Products Group which is rapidly changing and highly competitive; the impact of regulatory and self-regulatory requirements, litigation, regulatory actions or other legal claims or proceedings; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products, especially paper-based dated time management and productivity tools; risks associated with seasonality, raw material, labor and transportation cost fluctuations; the impact of pension costs; any impairment of our goodwill or other intangible assets; risks associated with our substantial indebtedness, including our significant debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; our failure to comply with customer contracts; the insolvency, bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions of dollars)	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$102.4	$55.4
Accounts receivable, net	226.6	369.3
Inventories	260.3	203.6
Other current assets	35.0	25.3
Total current assets	624.3	653.6
Total property, plant and equipment	532.7	526.1
Less: accumulated depreciation	(324.7)	(317.0)
Property, plant and equipment, net	208.0	209.1
Deferred income taxes	25.1	25.1
Goodwill	508.1	496.9
Identifiable intangibles, net	522.6	520.9
Other non-current assets	51.6	47.8
Total assets	$1,939.7	$1,953.4
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$3.3	$—
Accounts payable	152.5	147.6
Accrued compensation	21.4	34.0
Accrued customer program liabilities	78.5	108.7
Accrued interest	14.9	6.3
Other current liabilities	48.8	58.7
Total current liabilities	319.4	355.3
Long-term debt, net	717.8	720.5
Deferred income taxes	135.4	142.3
Pension and post-retirement benefit obligations	85.1	89.1
Other non-current liabilities	69.3	65.0
Total liabilities	1,327.0	1,372.2
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(16.9)	(11.8)
Paid-in capital	1,992.8	1,988.3
Accumulated other comprehensive loss	(401.9)	(429.2)
Accumulated deficit	(962.4)	(967.2)
Total stockholders' equity	612.7	581.2
Total liabilities and stockholders' equity	$1,939.7	$1,953.4

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended March 31,
	2016	2015	% Change
Net sales	$278.1	$290.0	(4)%
Cost of products sold	195.7	209.8	(7)%
Gross profit	82.4	80.2	3%
Operating costs and expenses:
Advertising, selling, general and administrative expenses	71.2	72.9	(2)%
Amortization of intangibles	4.7	5.2	(10)%
Restructuring credits	—	(0.5)	(100)%
Total operating costs and expenses	75.9	77.6	(2)%
Operating income	6.5	2.6	150%
Non-operating expense (income):
Interest expense	10.7	11.2	(4)%
Interest income	(1.4)	(1.1)	27%
Equity in earnings of joint ventures	(1.3)	(1.4)	(7)%
Other expense (income), net	1.1	(0.4)	NM
Loss before income tax	(2.6)	(5.7)	54%
Income tax (benefit) expense	(7.4)	0.1	NM
Net income (loss)	$4.8	$(5.8)	NM

Per share:
Basic income (loss) per share	$0.05	$(0.05)	NM
Diluted income (loss) per share	$0.04	$(0.05)	NM

Weighted average number of shares outstanding:
Basic	106.1	112.0
Diluted	108.2	112.0

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended March 31,
	2016	2015
Gross profit (Net sales, less Cost of products sold)	29.6%	27.7%
Advertising, selling, general and administrative	25.6%	25.1%
Operating income	2.3%	0.9%
Income before income tax	(0.9)%	(2.0)%
Net income	1.7%	(2.0)%
Income tax rate	284.6%	(1.8)%

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in millions of dollars)	2016	2015
Operating activities
Net income (loss)	$4.8	$(5.8)
Loss on disposal of assets	0.1	0.2
Depreciation	7.8	8.5
Amortization of debt issuance costs	0.7	0.9
Amortization of intangibles	4.7	5.2
Stock-based compensation	3.3	3.0
Equity in earnings of joint ventures, net of dividends received	(0.9)	2.1
Changes in balance sheet items:
Accounts receivable	153.0	157.2
Inventories	(53.0)	(52.8)
Other assets	(9.2)	(5.2)
Accounts payable	2.5	(2.6)
Accrued expenses and other liabilities	(49.1)	(55.5)
Accrued income taxes	(13.1)	(5.3)
Net cash provided by operating activities	51.6	49.9
Investing activities
Additions to property, plant and equipment	(3.9)	(8.7)
Proceeds from the disposition of assets	—	0.1
Net cash used by investing activities	(3.9)	(8.6)
Financing activities
Borrowings of notes payable, net	—	19.8
Repurchases of common stock	—	(14.6)
Payments related to tax withholding for share-based compensation	(5.0)	(4.8)
Excess tax benefit from share-based compensation	0.9	—
Proceeds from the exercise of stock options	0.3	—
Net cash (used) provided by financing activities	(3.8)	0.4
Effect of foreign exchange rate changes on cash and cash equivalents	3.1	(4.1)
Net increase in cash and cash equivalents	47.0	37.6
Cash and cash equivalents
Beginning of the period	55.4	53.2
End of the period	$102.4	$90.8

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended March 31, 2016						Three Months Ended March 31, 2015
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Advertising, selling, general and administrative expenses	$71.2	25.6%	$(0.6)	(A.1)	$70.6	25.4%	$72.9	25.1%	$—		$72.9	25.1%	(3)%
Restructuring credits	—		—		—		(0.5)		0.5	(A.2)	—		NM
Operating income	6.5	2.3%	0.6		7.1	2.6%	2.6	0.9%	(0.5)		2.1	0.7%	238%
Other expense (income), net	1.1		(0.6)	(A.3)	0.5		(0.4)		—		(0.4)		NM
Loss before income tax	(2.6)	(0.9)%	1.2		(1.4)	(0.5)%	(5.7)	(2.0)%	(0.5)		(6.2)	(2.1)%	77%
Income tax (benefit) expense	(7.4)		6.9	(A.4)	(0.5)		0.1		(2.3)	(A.4)	(2.2)		78%
Income tax rate	284.6%				35.0%		(1.8)%				35.0%
Net income (loss)	$4.8	1.7%	$(5.7)		$(0.9)	(0.3)%	$(5.8)	(2.0)%	$1.8		$(4.0)	(1.4)%	78%
Diluted income (loss) per share	$0.04		$(0.05)		$(0.01)		$(0.05)		$0.02		$(0.04)		75%
Weighted average number of shares outstanding:	108.2				106.1		112.0				112.0
Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.
"Adjusted" results exclude restructuring (credits) charges, transaction costs, other one-time or non-recurring items and all unusual income tax items, including income taxes related to the aforementioned items, in order to provide a comparison of underlying results of operations; in addition, income taxes have been recalculated at a normalized tax rate.

1.
Represents the elimination of transaction charges related to the pending acquisition of the remaining 50% of Pelikan Artline Pty Limited, the Company's joint-venture partner serving the Australian and New Zealand markets.

2.	Represents restructuring credits.

3.	Represents the foreign currency losses/(gains), net related to the settlement, or anticipated settlement of certain intercompany transactions.

4.
Primarily reflects the tax effect of the adjustments outlined in items A.1-3 above and adjusts the company's effective tax rate to a normalized rate of 35%. The Company's estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions of dollars)

The following table sets forth a reconciliation of reported net income (loss) in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended March 31,
	2016	2015	% Change
Net income (loss)	$4.8	$(5.8)	NM
Transaction charges	0.6	—	NM
Restructuring credits	—	(0.5)	(100)%
Depreciation	7.8	8.5	(8)%
Stock-based compensation	3.3	3.0	10%
Amortization of intangibles	4.7	5.2	(10)%
Interest expense, net	9.3	10.1	(8)%
Other expense (income), net	1.1	(0.4)	NM
Income tax (benefit) expense	(7.4)	0.1	NM
Adjusted EBITDA (non-GAAP)	$24.2	$20.2	20%

Adjusted EBITDA as a % of Net Sales	8.7%	7.0%

Notes for Reconciliation of Net Income to Adjusted EBITDA

"Adjusted EBITDA" represents net income after adding back depreciation; stock-based compensation expense; amortization of intangibles; interest expense, net; other expense (income), net and income tax expense; excludes transaction charges and restructuring (credits) charges.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(In millions of dollars)

"Free Cash Flow" represents cash flow from operating activities less cash flow from investing activities. The following table sets forth a reconciliation of reported net cash provided by operating activities in accordance with GAAP to Free Cash Flow.

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Net cash provided by operating activities	$51.6	$49.9

Net cash (used) provided by:
Additions to property, plant and equipment	(3.9)	(8.7)
Proceeds from the disposition of assets	—	0.1
Free cash flow (non-GAAP)	$47.7	$41.3

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2016					2015					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$165.7	$10.3	$—	$10.3	6.2%	$166.7	$5.6	$(0.5)	$5.1	3.1%	$(1.0)	(1)%	$5.2	102%	310
ACCO Brands International	85.3	3.8	—	3.8	4.5%	94.6	3.3	—	3.3	3.5%	(9.3)	(10)%	0.5	15%	100
Computer Products	27.1	1.7	—	1.7	6.3%	28.7	2.0	—	2.0	7.0%	(1.6)	(6)%	(0.3)	(15)%	(70)
Corporate	—	(9.3)	0.6	(8.7)		—	(8.3)	—	(8.3)		—		(0.4)
Total	$278.1	$6.5	$0.6	$7.1	2.6%	$290.0	$2.6	$(0.5)	$2.1	0.7%	$(11.9)	(4)%	$5.0	238%	190

Q2:
ACCO Brands North America						$268.6	$50.1	$—	$50.1	18.7%
ACCO Brands International						96.7	6.2	—	6.2	6.4%
Computer Products						29.4	2.2	0.2	2.4	8.2%
Corporate						—	(9.3)	—	(9.3)
Total						$394.7	$49.2	$0.2	$49.4	12.5%

Q3:
ACCO Brands North America						$279.8	$48.4	$—	$48.4	17.3%
ACCO Brands International						104.3	11.3	(0.1)	11.2	10.7%
Computer Products						29.5	2.7	0.1	2.8	9.5%
Corporate						—	(7.6)	—	(7.6)
Total						$413.6	$54.8	$—	$54.8	13.2%

Q4:
ACCO Brands North America						$248.2	$43.5	$(0.1)	$43.4	17.5%
ACCO Brands International						131.3	20.0	—	20.0	15.2%
Computer Products						32.6	3.4	—	3.4	10.4%
Corporate						—	(10.0)	—	(10.0)
Total						$412.1	$56.9	$(0.1)	$56.8	13.8%

Full Year:
ACCO Brands North America	$165.7	$10.3	$—	$10.3	6.2%	$963.3	$147.6	$(0.6)	$147.0	15.3%
ACCO Brands International	85.3	3.8	—	3.8	4.5%	426.9	40.8	(0.1)	40.7	9.5%
Computer Products	27.1	1.7	—	1.7	6.3%	120.2	10.3	0.3	10.6	8.8%
Corporate	—	(9.3)	0.6	(8.7)		—	(35.2)	—	(35.2)
Total	$278.1	$6.5	$0.6	$7.1	2.6%	$1,510.4	$163.5	$(0.4)	$163.1	10.8%

(A) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for a description of adjusted items on page 8.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	Percent Change - Sales
	GAAP	Non-GAAP
			Constant
			Currency
	Net Sales	Currency	Net Sales
	Change	Translation	Change (A)	Price	$ Volume/Mix
Q1 2016:
ACCO Brands North America	(0.6)%	(1.2)%	0.6%	1.0%	(0.4)%
ACCO Brands International	(9.8)%	(11.6)%	1.8%	9.3%	(7.5)%
Computer Products	(5.6)%	(2.1)%	(3.5)%	3.8%	(7.3)%
Total	(4.1)%	(4.7)%	0.6%	4.0%	(3.4)%
(A) Current period foreign operation sales translated at prior year currency rates.